UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2003

CLECO CORPORATION
(Exact name of registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2030 Donahue Ferry Road, Pineville, Louisiana 71360-5226
(Address of principal executive offices including Zip Code)

Registrant's telephone number, including area code:  318/484-7400

Item 5.          Other Events

          On January 28, 2003, Cleco Corporation (the Company) issued a press release announcing earnings for the three months and twelve months ended December 31, 2002.  For additional information regarding the Company's fourth quarter and year-to-date earnings as of December 31, 2002, please refer to the Company's press release attached to this report as Exhibit 99.1 (Press Release), which Press Release, other than the information under the caption "Strategic Outlook," is incorporated by reference herein.

Item 7.          Financial Statements and Exhibits

(c)	Exhibits
	Exhibit No.	Description

	99.1	Press release dated January 28, 2003 issued by the Company.

Item 9.           Regulation FD Disclosure

          The Company incorporates by reference into this Item 9 the information in the Press Release under the caption "Strategic Outlook."  The information in Item 9 of this report is being furnished, not filed, pursuant to Regulation FD.  Accordingly, the information in Item 9 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.  The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company, that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its subsidiaries.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLECO CORPORATION

Date: January 30, 2003	By: /s/ R. Russell Davis
Name: R. Russell Davis
Title: Vice President and Controller
(Principal Accounting Officer)